UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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AMDL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AMDL, INC.
2492 Walnut Avenue, Suite 100
Tustin, California 92780
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 7, 2007
10:00 a.m.
     The Annual Meeting of Stockholders of AMDL, Inc. will be held at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California, 92614 on Friday, September 7, 2007, at 10:00 a.m., local time, to consider and vote upon:
1.	The election of five directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	A proposal to authorize and approve the issuance of up to 5,000,000 shares of our common stock, which amount is approximately 40% of our existing issued and outstanding shares, at a price per share less than the market price as of the date of issuance;

3.	The approval of our 2007 Equity Incentive Plan;

4.	The ratification of our appointment of KMJ | Corbin & Company LLP as our independent registered public accounting firm; and

5.	Such other business as may properly come before the Annual Meeting.
      Only stockholders of record on July 9, 2007 are entitled to notice of and to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy in the accompanying reply envelope, or submit your proxy by telephone or the Internet.
     Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed proxy whether you plan to attend the Annual Meeting. Stockholders may vote in person if they attend the Annual Meeting even though they have executed and returned a proxy.

By order of the board of directors,

President and Chief Executive Officer
Tustin, California
July 11, 2007

(i)

AMDL, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
     References to “AMDL,” the “Company,” “we,” “our” or “us” in this proxy statement refer to AMDL, Inc. and its subsidiaries unless otherwise indicated by context.
ABOUT THE ANNUAL MEETING
Why have I received these materials?
     This proxy statement is furnished by our board of directors in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on September 7, 2007 and at any adjournment thereof. The Annual Meeting has been called to consider and vote upon the election of five (5) directors, a proposal to authorize and approve the issuance of up to 5,000,000 shares of our common stock at a discount of up to 25% below the market price at the time of issuance, the approval of our 2007 Equity Incentive Plan, the approval of KMJ/Corbin & Company LLP as our independent registered public accounting firm, and to consider such other business as may properly come before the Annual Meeting. We are sending this proxy statement and the accompanying proxy to our stockholders on or about July 11, 2007.
When and where is the Annual Meeting?
     The Annual Meeting will be held at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California 92614 on Friday, September 7, 2007, at 10:00 a.m., local time.
     All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, as of the close of business on July 9, 2007, the record date for the Annual Meeting, may attend the special meeting. You must bring a form of personal photo identification with you in order to be admitted to the special meeting. We reserve the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. No cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
     The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of our common stock. The close of business on July 9, 2007 has been fixed by our board of directors as the record date. Only stockholders of record as of the record date may vote at the Annual Meeting. As of the record date, we had 12,592,317 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.
How do I vote by proxy?
     You may vote by:
•	attending the Annual Meeting and voting in person;

•	signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

•	using the telephone number printed on your proxy card;

•	using the Internet voting instructions printed on your proxy card; or

•	if you hold your shares in “street name,” following the procedures provided by your broker, bank or other nominee.
     If you have Internet access, we encourage you to record your vote via the Internet.
     All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in a proxy delivered before the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as our board of directors recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting.

Can I change or revoke my vote?
     You may change or revoke your proxy at any time before the vote is taken at the Annual Meeting:
•	if you hold your shares in your name as a stockholder of record, by notifying our Secretary at 2492 Walnut Avenue, Suite 100, Tustin, California 92780;

•	by attending the Annual Meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by submitting a later-dated proxy card;

•	if you voted by telephone or the Internet, by voting a second time by telephone or the Internet; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.
Who is soliciting my proxy and who will bear the expense of solicitation?
     The proxy is solicited on behalf of our board of directors. The original solicitation will be by mail. Following the original solicitation, our board of directors expects that certain individual stockholders will be further solicited through telephone or other oral communications from the board of directors. The board of directors also intends to use specially engaged employees or paid solicitors. The board of directors intends to solicit proxies for shares that are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. We will bear all solicitation expenses.
What constitutes a quorum for purposes of the Annual Meeting?
     A majority of the outstanding shares present or represented by proxy constitutes a quorum for the Annual Meeting.
How are votes counted?
     The affirmative vote by holders of a plurality of the shares of our common stock represented at the meeting is required for the election of directors, provided a quorum is present in person or by proxy. This means that if there are more nominees than positions to be filled, the nominees who receive the most votes will be elected. In counting votes on the election of directors, abstentions, broker non-votes (i.e. shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise authority to vote the shares in its discretion) and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a plurality is required.
     Approval of the proposal to issue shares at a discount to the then-current market price will require the affirmative vote of a majority of the votes cast by the holders of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In counting votes on this matter, abstentions will be counted as votes against the matter and broker non-votes will be counted as not voted on the matter.
     The approval of the 2007 Equity Incentive Plan will require the affirmative vote of a majority of the outstanding shares of our common stock. In tabulating the vote, abstentions and broker non-votes will have the effect of votes against the proposal to approve the 2007 Equity Incentive.
     The proposal to ratify the appointment of our independent registered public accounting firm will be approved if a majority of the shares present or represented at the meeting and entitled to vote on the proposal are voted in favor of such matter. In counting votes on this matter, abstentions will be counted as voted against the matter and broker non-votes will be counted as not voted on the matter. Shares that are not voted will be deducted from the total shares of which a majority is required.

     Our Annual Report to Stockholders for the fiscal year ended December 31, 2006 including financial statements is being mailed together with this proxy statement to all stockholders of record as of July 9, 2007. In addition, we have provided brokers, dealers, banks, voting trustees, and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of July 9, 2007.
Your vote is important. We encourage you to vote as soon as possible.

PROPOSAL 1:
ELECTION OF DIRECTORS
Board Structure. Our Certificate of Incorporation gives our board of directors the power to set the number of directors at no less than three or more than nine. The size of our board is currently set at five. The board of directors has determined that three directors qualify as “independent” in accordance with the published listing requirements of the American Stock Exchange (“AMEX”).
Nominees for Election at this Annual Meeting. Our board of directors has nominated William M. Thompson, III, M.D., Gary L. Dreher, Douglas C. MacLellan, Edward R. Arquilla, M.D., Ph.D., and Minghui Jia for reelection as directors, each to serve until our next annual meeting of stockholders or until their respective successors are elected and qualified. Our board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by our board of directors or the number of directors may be reduced accordingly.
     The five nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted. It is intended that the votes represented by the proxies at the Annual Meeting will be cast for the election of each of the nominees named above.
Director Nominees. The following table sets forth the name and age of each nominee for director, the year he was first elected a director and his position(s) with us.

		Year First
Name	Age	Elected	Position

William M. Thompson III, M.D.	80	1989	Chairman of the Board of Directors

Gary L. Dreher	61	1999	President, Chief Executive Officer and Director

Douglas C. MacLellan	51	1992	Director

Edward R. Arquilla, M.D., Ph.D.	84	1997	Director

Minghui Jia	47	2006	Director
     Dr. Thompson has been one of our directors since June 1989, Chairman since 1991, and CEO during the years 1992-1994. He was the Medical Director of PPO Next and a member of the clinical surgical faculty of U. C. Irvine School of Medicine for almost 40 years. Dr. Thompson has practiced medicine for almost 50 years, in general practice, general surgery and trauma surgery. Previously he practiced patent law and worked in the pharmaceutical industry in research, law and senior management for 13 years. During his medical career he was founding Medical Director of Beach Street and August Healthcare Companies during a 25-year association with the managed care PPO industry. Dr. Thompson has also served on the OSCAP Board of SCPIE, the malpractice carrier for 20 years and chaired its Claims Committee. He has been heavily involved with organized medicine and hospital staff management over many years and was a principal architect of the paramedic and emergency medical systems of Orange County, California.
     Mr. Dreher is president and Chief Executive Officer and has served as such since 1998. Mr. Dreher has been a member of our Board of Directors since 1999. Prior to joining the Company, Mr. Dreher served as President of Medical Market International of Yorba Linda, California, a marketing and management services company he co-founded. Mr. Dreher has over 30 years of management, marketing and sales management experience with Fortune 500 companies in the biomedical and medical diagnostic industry, including Bristol Meyers, Mead Johnson and Warner Lambert. Mr. Dreher also currently serves on the Board of Directors of Optimum Care Corporation, which is a company designed to provide inpatient and outpatient behavioral health services and is located in Laguna Hills California.

     Mr. MacLellan has been a member of the Board of Directors since 1992 and is chairman of the audit and governance committees of the Company. Mr. MacLellan is currently president and CEO of MacLellan Group, Inc., a privately held business incubator and financial advisory firm since May 1992. From August 2005 to the present, Mr. MacLellan has been a member of the board of directors of Edgewater Foods International, Inc. (OTC:EDWT), a company engaged in scallop and sablefish farming in Vancouver, British Columbia, Canada. Mr. MacLellan was, until September 2005, formally vice-chairman of the board of AXM Pharma, Inc. (AMEX:AXJ) and its predecessors. AXM is a China based bio-pharmaceutical company. From January 1996 through August 1996, Mr. MacLellan was also the vice-chairman of Asia American Telecommunications (now Metromedia China Corporation), a majority owned subsidiary of Metromedia International Group, Inc. From November 1996 until March 1998, Mr. MacLellan was co-Chairman and investment committee member of the Strategic East European Fund. From November 1995 until March 1998, Mr. MacLellan was president, chief executive officer and director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets. Mr. MacLellan is a former member of the board of directors and co-founder of FirstCom Corporation, an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America, Inc. in August 2000. From 1993 to 1995, Mr. MacLellan was a principal and co-founder of Maroon Bells Capital Partners, Inc., a U.S. based merchant bank, which specializes in providing corporate finance services to companies in the international and domestic telecommunications and media industries. Mr. MacLellan was educated at the University of Southern California in economics and finance, with advanced training in classical economic theory.
     Dr. Arquilla has been a director since February 1997. Dr. Arquilla received his M.D. and PhD from Case Western University in 1955 and 1957, respectively. He was board certified in anatomic pathology in 1963. In 1959, he was appointed assistant professor of pathology at the University of Southern California. In 1961, he was appointed assistant professor of pathology at UCLA and promoted to full professor of pathology in 1967. He was appointed as the founding chair of Pathology at UCI in 1968. He continued in this capacity until July 1, 1994. He is presently an active professor emeritus of pathology at UCI. He has more that 80 peer reviewed published articles. His current interests are focused on immuno-pathological testing of biologically important materials.
     Mr. Jia was elected to the board of directors in 2006 and is currently the Managing Director of Jade Pharmaceutical, Inc., a wholly owned subsidiary of the Company. Mr. Jia has over 10 years experience in investment banking, venture capital, marketing institutional trading and senior corporate management experience. Mr. Jia is familiar with all procedures for manufacturing and marketing with respect to the Asian pharmaceutical market and has an in-depth understanding of the industry. Prior to founding Jade Capital Group, Ltd. and Jade Pharmaceutical Inc. in 2000, Mr. Jia served as marketing director for China Real Estate Corporation, one of the largest Chinese property corporations between 1999 and 2003. Between 1989 and 1998, Mr. Jia served as General Manager of several branches of China Resources Co. Ltd., the largest China export corporation. From 1987 to 1989, Mr. Jia worked for the China National Machinery import and export corporation where he served as Manager of the Import Department for Medical Instruments.
The Board recommends that you vote “FOR” each of these nominees.
Corporate Governance and Director Independence
     Corporate governance is the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company’s day-to-day operations. Our board of directors currently consists of five directors, as described above.
     Mr. MacLellan, Dr. Thompson and Dr. Arquilla each qualify as “independent” in accordance with the published listing requirements of the AMEX. The AMEX independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company.

Board of Directors Meetings and Committees
     Board Meetings
     During the fiscal year ended December 31, 2006, there were six (6) meetings of the board of directors as well as numerous actions taken with the unanimous written consent of the directors. Each of the directors attended, either in person or by telephonic conference, 75% or more of the total meetings of our board and all such committees on which such director served during fiscal 2006. The board of directors has not adopted a policy that all directors are expected to attend our annual meeting of stockholders, and we generally schedule a meeting of the board on the same day as our annual meeting of stockholders in order to facilitate attendance of all directors at the Annual Meeting. All of our directors attended last year’s special in lieu of annual meeting of stockholders.
     Compensation Committee
     The board of directors has established a compensation committee consisting of Dr. Thompson, Mr. MacLellan and Dr. Arquilla. The Compensation Committee met two (2) times in 2006. Dr. Thompson serves as Chairman of the Compensation Committee. The Compensation Committee does not have a written charter.
     The primary responsibility of the Compensation Committee is to develop and oversee the implementation of our philosophy with respect to the compensation of our officers. In that regard, the Compensation Committee has the responsibility for, among other things: developing and maintaining a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to stockholders; recommending compensation and benefit plans to the board for approval; reviewing and approving annual corporate and personal goals and objectives to serve as the basis for the chief executive officer’s compensation, evaluating the chief executive officer’s performance in light of the goals and, based on such evaluation, determining the chief executive officer’s compensation; determining the annual total compensation for our named executive officers; approving the grants of stock options and other equity-based incentives as permitted under our equity-based compensation plans; reviewing and recommending to the board compensation for our non-employee directors; and reviewing and recommending employment agreements, severance arrangements and change of control plans that provide for benefits upon a change in control, or other provisions for our executive officers and directors, to the board.
     The Compensation Committee periodically reviews and approves our executive and director compensation programs to ensure that they are designed to achieve our broader strategic goals of profitable growth by rewarding the achievement of our financial and operational performance metrics that lead to the creation of long-term stockholder value and to ensure that they are consistent with good corporate governance practices and our needs. The Committee makes recommendations concerning executive and director compensation to the full board for final approval.
     In the performance of its responsibilities, the Compensation Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary. The Compensation Committee has the authority to retain or terminate a compensation consultant to assist the Committee in carrying out its responsibilities, including authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Company. The Compensation Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Compensation Committee, attend any meeting of the Compensation Committee to provide such pertinent information as the Compensation Committee requests.
     Audit Committee
     The board of directors has also established an audit committee consisting of Mr. MacLellan, Dr. Thompson and Dr. Arquilla, each of whom is independent within the meaning of the rules of the AMEX and the enhanced independence requirements for audit committee members under Exchange Act Rule 10A-3. The Audit Committee reviews the qualifications of the independent registered public accounting firm, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls. The board of directors has determined that Mr. MacLellan meets the criteria for an “audit committee financial expert” under SEC rules. The Audit Committee met four (4) times in 2006. Mr. MacLellan serves as the Chairman of the Audit Committee. A current copy of the Audit Committee’s charter is available to be viewed on our website at http://www.amdl.com under the “Investor Relations” section.

     Governance Committee
     The board of directors has established a Governance Committee consisting of Mr. MacLellan and Dr. Thompson. The Governance Committee is responsible for evaluating the size, composition, organization and responsibilities of the board of directors and its committees, establishing procedures for identifying potential nominees for board membership, reviewing candidates for election as directors and annually recommending a slate of directors for approval by the board and election by the stockholders, nominate directors for election by the board to fill vacancies and evaluating eligibility for and recommending to the board the membership of its committees. The Governance Committee is comprised of Mr. MacLellan and Dr. Thompson. The Governance Committee met once in 2006. Mr. MacLellan serves as the Chairman of the Governance Committee. A current copy of the Governance Committee’s charter is available to be viewed on our website at http://www.amdl.com under the “Investor Relations” section.
     The Governance Committee will consider recommendations of nominees from stockholders that are submitted in accordance with the procedures for nominations set forth under the section entitled “Proposals for the Next Annual Meeting” in this proxy statement. In addition, such recommendations should be accompanied by the candidate’s name, biographical data and qualifications and a written statement from the individual evidencing his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Other than as stated herein, we do not have a formal policy with respect to consideration of director candidates recommended by stockholders, as the board believes that each candidate, regardless of the source of the recommendation, should be evaluated in light of all relevant facts and circumstances. Nominees for director are selected on the basis of, among other things, independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment, ability to devote adequate time and effort to board responsibilities and commitments to other public company boards. Other criteria for director candidates considered by the Governance Committee and the board include age, diversity, whether the candidate has any conflicts of interest, whether the candidate has the requisite independence and skills for board and committee service under applicable rules of the SEC and the AMEX, what the candidate’s skills and experience add to the overall competencies of the board, and whether the candidate has any special background relevant to our business.
Communication with the Board of Directors
     Stockholders may communicate with the Chairman of the Board, the directors as a group, the non-employee directors or an individual director directly by submitting a letter in a sealed envelope labeled accordingly and with instruction to forward the communication to the appropriate party. This letter should be placed in a larger envelope and mailed to the attention of our Secretary at AMDL, Inc., 2492 Walnut Avenue, Suite 100, Tustin, California 92780.
Code of Ethics
     We have adopted a code of ethics for certain executive officers and other employees. The Code of Ethics for Financial Professionals is available to be viewed on our website at http://www.amdl.com under the “Code of Ethics” section. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code by posting such information on our website, at the address and location specified above, and, to the extent required, by filing a Current Report on Form 8-K with the SEC disclosing such information.
Compensation of Directors
     Certain members of our board of directors received cash compensation for their services in 2006 on committees at the rate of $4,000 per month. As Chairman of our Governance Committee and Audit Committee, Mr. MacLellan received an additional $8,500 per month in 2006, and as Chairman of our Compensation Committee, Dr. Thompson received an additional $3,000 per month in 2006.

     The following table sets forth a summary of the compensation we paid to our non-employee directors in 2006.

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)
Edward R. Arquilla, M.D.	$39,000	$91,400	$130,400
Douglas C. MacLellan	$117,500	$435,000	$552,500
Marvin E. Rosenthale, Ph.D.	$24,000	$27,000	$51,000
William M Thompson III, M.D.	$66,000	$845,500	$911,500
Minghui Jia	$0	$0	$0

(1)	The value of option awards included in this column represent the compensation costs recognized by the Company in fiscal year 2006 for option awards made in 2006 and in prior fiscal years calculated pursuant to SFAS No. 123(R). The values included within this column have not been, and may never be realized. The options might never be exercised and the value received by the director, if any, will depend on the share price on the exercise date. The assumptions used by the Company with respect to the valuation of the option awards are set forth in the Notes to our Consolidated Financial Statements, which are included in this Form 10-KSB/A.
     We indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is permitted by our Certificate of Incorporation and our Bylaws.

PROPOSAL 2:
AUTHORIZE THE ISSUANCE OF UP TO
5,000,000 SHARES OF COMMON STOCK BELOW
CURRENT MARKET PRICES
Background
     On May 4, 2007 and June 5, 2007, respectively, we conducted two closings of a combined Regulation D/ Regulation S private placement offering in which we raised total net proceeds of approximately $5,329,500. The private placement offering consisted of the sale of a total of 2,030,620 shares of our common stock at $2.625 per share and warrants to purchase 1,015,311 shares of our common stock exercisable at $3.68 per share. We also issued to the placement agents in these offerings warrants to purchase 203,023 common shares at an exercise price of $3.68 per share, expiring October 31, 2010. If all of the warrants issued in the offering discussed above are exercised (including the warrants issued to the placement agents), we will receive additional proceeds of approximately $8,220,000.
Need for Additional Financing
     We believe we have only sufficient cash to operate until March 31, 2008. Unless (i) we substantially increase our revenues by that time, (ii) a significant number of the warrants sold in prior private placement offerings are exercised, or (iii) a significant number of other outstanding options or warrants are exercised, we will need to raise additional funds from the sale of our securities to maintain our operations. Management believes that the sale of restricted shares at up to a 25% discount from the then-current market price is necessary and that management needs flexibility in pricing these securities in order to close an additional financing successfully. The 5,000,000 shares of common stock that we may issue if this proposal is approved by our stockholders at the Annual Meeting are in addition, and are not related, to the shares issuable upon exercise of the warrants included in the private placement offerings described above, for which stockholder approval was not required. If the proposal receives the necessary approval and we issue 5,000,000 additional shares of our common stock, we expect to use the proceeds from any such offering for general working capital purposes.
Need for Stockholder Approval
     In order to raise sufficient funds to maintain our operations, management believes that, given current market conditions, we need to offer and sell shares of our common stock or other securities that are convertible into or exercisable for shares of common stock, at a sale price (or having a conversion price or exercise price) per share less than the market value of our common stock at the time of issuance. Our board of directors has authorized the issuance of up to 5,000,000 shares of our common stock at a discount of up to 25% from the then-current market price. For this purpose, the then-current market price will be equal to the average closing price of our common stock as reported on the AMEX, or such other market on which our shares may be trading, for at least the five consecutive trading days immediately preceding the date of sale.
     Under Rule 713 of the Listing Standards, Policies and Requirements of the AMEX, on which our common stock is listed, we are required to obtain stockholder approval in connection with any transaction, other than a public offering, that involves the issuance of common stock that equals 20% of more of our then-outstanding common stock if we issue the stock at a price below the greater of its book value or market value at the time of issuance. As of the record date, we had 12,592,317 shares of common stock outstanding. Accordingly, our proposed issuance of up to 5,000,000 shares of our common stock at below market prices is being submitted to the stockholders for approval in order to comply with AMEX Rule 713.
     Notwithstanding stockholder approval of this proposal, the listing on the AMEX of any of the 5,000,000 shares that we may issue following such stockholder approval will require AMEX approval of an application for the listing of these additional shares. In addition, our issuance of the shares will require that we comply with the registration requirements under applicable federal and state securities laws or determine that the issuance satisfies an exemption from such registration requirements. Furthermore, stockholder approval does not obviate the need for compliance with the requirements of the Securities Exchange Act of 1934, as amended, or other AMEX requirements. For example, if we issue all or a substantial portion of these 5,000,000 shares in a reorganization transaction or in a sale for cash to a single purchaser or to a group of affiliated purchasers that could be deemed to control AMDL as a result of such purchase, then we may need to obtain further stockholder approval for such issuance and either we, or the purchasers, or both, may be required to file additional reports with the SEC.
     We have not determined the terms and conditions upon which we would issue the shares of common stock to be authorized for issuance in accordance with this proposal. We are not in negotiations with, nor have we identified, any potential purchasers. The terms and conditions of the issuance will be determined by our board of directors in its sole discretion. We cannot assure you that we will be able to sell the shares at all or on terms satisfactory to AMDL. If this proposal is approved at our Annual Meeting, we will not solicit further authorization for the issuance of these shares by a vote of our stockholders prior to such issuance.
Increased Dilution
      We had 12,592,317 shares of common stock outstanding as of the record date, exclusive of (i) warrants to purchase 3,861,341 shares at an average exercise price of $4.05 per share, and (ii) options to purchase 2,453,239 shares at an average exercise price of $3.90 per share.
     The proposal being voted on at our Annual Meeting is not related to any prior private placement of our securities. If the proposal is approved and we issue an additional 5,000,000 shares of our common stock at below then-current market prices representing a discount of up to 25%, our existing stockholders will incur significant dilution of their interests in AMDL. We would have approximately 17,592,317 shares of common stock outstanding if we issue all 5,000,000 shares to be authorized pursuant to this proposal, not including the shares issuable upon exercise of outstanding warrants and options. You should therefore consider the potential dilution in determining whether to approve this proposal.
Potential Negative Effect on our Stock Price
     If the proposal receives the necessary approval and we issue 5,000,000 additional shares of our common stock in the future, a substantial portion of those shares will become eligible for sale in the public markets, subject to certain volume limitations, after expiration of the one-year holding period required under Rule 144 of the Securities Act of 1933, and the shares may be eligible for sale in the public markets after two years pursuant to Rule 144(k), without any volume limitations. These shares could become eligible for resale in the public markets earlier if, in connection with the sale of the shares, we agree to file a registration statement with the Securities and Exchange Commission covering the resale of the shares. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock.
     In connection with the private placement in May and June discussed above, we filed with the Securities and Exchange Commission a registration statement covering the resale, from time to time, of shares of common stock issued and the shares issuable upon the exercise of the warrants, all of which are eligible for resale in the public markets. You should consider this recent substantial increase in shares eligible for sale, together with the potential impact of other outstanding shares eligible for future sale in the public markets, in determining whether to approve this proposal.
Vote Required; Board Recommendation
     The approval of our proposal to issue of up to 5,000,000 shares of common stock at a price less than market value will require the affirmative vote of at least a majority of the votes cast by the holders of shares of common stock present or represented at the meeting and entitled to vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE PROPOSAL TO AUTHORIZE THE ISSUANCE OF UP TO
5,000,000 ADDITIONAL SHARES OF OUR COMMON STOCK AT
A DISCOUNT OF UP TO 25% FROM THE THEN-CURRENT
MARKET PRICE AT THE TIME OF ISSUANCE.

PROPOSAL 3:
APPROVAL OF 2007 EQUITY INCENTIVE PLAN
The Plan
     The board of directors has unanimously approved the 2007 Equity Incentive Plan (the “2007 Plan”), subject to stockholder approval at the 2007 Annual Meeting. The board of directors is requesting that our stockholders approve the 2007 Plan because the board believes the 2007 Plan is in our best interest and the interests of our stockholders. The following summary of certain features of the 2007 Plan is qualified in its entirety by reference to the actual text of the 2007 Plan, which is attached as Annex A to this proxy statement. If approved, the 2007 Plan will terminate on the day before the tenth anniversary of the date the 2007 Plan was approved by our stockholders.
     The 2007 Plan provides for the grant to employees, officers, directors, consultants and independent contractors of restricted stock and nonstatutory stock options, as well as for the grant of stock options to employees that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of the 2007 Plan is to enable us to attract and retain qualified persons as employees, officers and directors and others whose services are required by us, and to motivate such persons by providing them with equity participation in us.
     A maximum of 1,500,000 shares of common stock may be issued and awarded under the 2007 Plan. The maximum number of shares of common stock that may be subject to stock awards granted to any one participant during any single year period is 300,000. As of June 15, 2007, awards to purchase 303,000 shares of common stock under the 2007 Plan have been granted, subject to stockholder approval of the 2007 Plan. There are no authorized but unissued options to purchase shares of common stock under the 1999, 2002, 2004 and 2006 incentive plans.
     The 2007 Plan is administered by the Compensation Committee of the board of directors, which has, subject to specified limitations, the full authority to grant equity awards and establish the terms and conditions for vesting and exercise thereof. The exercise price of incentive stock options granted under the 2007 Plan is required to be no less than the fair market value of the common stock on the date of grant (110% in the case of a greater than 10% stockholder. The exercise price of a nonstatutory stock option is required to be no less than fair market value of the common stock on the date of grant. Options may be granted for terms of up to 10 years (5 years in the case of incentive stock options granted to greater than 10% stockholders). No optionee may be granted incentive stock options such that the fair market value of the options, which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by, or ceases to have a relationship with AMDL, such optionee’s options expire one year after termination by reason of permanent disability, eighteen months after termination by reason of death, and three months after termination for any other reason. Unless the Compensation Committee determines otherwise, if a recipient of restricted stock ceases to have a relationship with AMDL, non-vested shares of restricted stock shall be forfeited.
     In order to exercise an option award granted under the 2007 Plan, the recipient must pay the full exercise price of the shares being purchased. Payment may be made either: (i) in cash at the time the option award is exercised, or (ii) at the discretion of the Compensation Committee at the time of the grant of the award (or subsequently in the case of a nonstatutory stock option), by delivery of shares of our common stock, pursuant to a cashless exercise program implemented by us, if any, or in any other form of legal consideration that may be acceptable to the Compensation Committee.
     The 2007 Plan is designed to meet the requirements of an incentive stock option plan as defined in Section 422 of the Code. As a result, a participant will realize no taxable income, for federal income tax purposes, upon either the grant of an incentive stock option under the 2007 Plan or its exercise, except that the difference between the fair market value of the stock on the date of exercise and the exercise price is included as income for purposes of calculating Alternative Minimum Tax. If no disposition of the shares acquired upon exercise is made by the optionee within two years from the date of grant or within one year from the date the shares are transferred to the optionee, any gain realized upon the subsequent sale of the shares will be taxable as a capital gain. In such case, AMDL will be entitled to no deduction for federal income tax purposes in connection with either the grant or the exercise of the option. If, however, the recipient disposes of the shares within either of the periods mentioned above, the recipient will realize earned income in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the amount realized on disposition if less) over the exercise price, and AMDL will be allowed a deduction for a corresponding amount.

     Generally, no taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise, however, the participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the participant who is our employee is subject to employment taxes and income tax withholding by us out of the participant’s current compensation. If such compensation is insufficient to pay the taxes due, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, provided that certain reporting requirements are satisfied. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonstatutory stock option, the difference between the proceeds realized and the participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).
     With respect to awards of restricted stock, if no election is made under Section 83(b) of the Code and repurchase rights of the shares are retained by us, a taxable event will occur on each date the participant’s ownership rights vest as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. Any dividends received with respect to shares subject to the restrictions will be treated as additional compensation income and not as dividend income. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to employment taxes and income tax withholding by us out of the participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If instead a Section 83(b) election is made not later than 30 days after the date of transfer, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the participant. If the Section 83(b) election is made, the participant’s holding period for capital gains begins on the date of grant. The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the participant then forfeits the restricted stock, the participant may not deduct as a loss the amount previously included in gross income. We will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by the participant with respect to shares of restricted stock.
     Awards of restricted stock under the 2007 Plan may qualify for the “performance-based compensation” exception under Internal Revenue Code Section 162(m) pursuant to their expected terms. Cash-based awards and awards of restricted stock, performance units and stock may qualify under Section 162(m) of the Code if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.
     The foregoing is only a summary of certain federal income tax consequences of the 2007 Plan and is based on our understanding of present federal tax laws and regulations.
     In the event of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or other distribution of our stock or property, or other change in the corporate structure of the Company, the Compensation Committee may, in its sole discretion, in order to prevent diminution or enlargement of a participant’s benefits under the 2007 Plan, substitute or adjust the number and class of shares that may be delivered under the 2007 Plan and/or the number, class and price of shares covered by an outstanding award.
     If a change in control of the Company occurs, then, to the extent permitted by applicable law, the surviving corporation may assume all awards then-outstanding under the 2007 Plan or substitute similar awards in lieu of awards granted under the 2007 Plan. If a change in control occurs, the Compensation Committee may provide for among other things, acceleration of benefits, lapsing of restrictions and vesting of benefits for any award that has been outstanding for at least six months, or provide for cash payments to be made to holders of certain awards and the cancellation of awards where the exercise price exceeds the fair market value of the shares.

     Subject to the foregoing, the Compensation Committee has broad discretion to describe the terms and conditions applicable to awards granted under the 2007 Plan. The Compensation Committee may at any time discontinue granting awards under the 2007 Plan or otherwise suspend, amend or terminate the 2007 Plan and may, with the consent of an award recipient, make such modification of the terms and conditions of such recipient’s award as the Compensation Committee shall deem advisable. The Compensation Committee may amend the 2007 Plan, provided however, that no amendment shall be effective unless approved by stockholders if such approval is required under Sections 422 or 162(m) of the Code, Rule 16b-3 of the Exchange Act, the rules of the AMEX or other applicable exchange, or applicable law.
     No award may be granted during any suspension or after termination of the 2007 Plan.
Vote Required
     The approval of the 2007 Plan will require the affirmative vote of a majority of the outstanding shares of our common stock.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL AND ADOPTION OF
THE 2007 EQUITY INCENTIVE PLAN.

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has selected KMJ | Corbin & Company LLP as our independent registered public accounting firm with respect to our financial statements for the year ending December 31, 2007. In taking this action, the Audit Committee considered KMJ | Corbin & Company LLP’s independence with respect to the services to be performed and other factors, which the Audit Committee and the board of directors believe is advisable and in the best interest of the stockholders. As a matter of good corporate governance, the Audit Committee has decided to submit its selection to stockholders for ratification. In the event that this selection of the independent registered public accounting firm is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting, the Audit Committee will review its future selection of an independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4 FOR APPROVAL OF
THE RATIFICATION OF KMJ | CORBIN & COMPANY LLP
Independent Registered Public Accounting Firm’s Fees and Services
     As more fully described in the Audit Committee charter, all services to be provided by KMJ | Corbin & Company LLP are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. Aggregate fees for professional services rendered to the Company by KMJ | Corbin & Company LLP for the years ended December 31, 2006 and 2005 were as follows:

Services Provided	2006	2005
Audit Fees	$225,000	$55,300
Audit Related Fees	35,000	—
Tax Fees	—	—
All Other Fees	—	—

Total	$260,000	$55,300

     Audit Fees. The aggregate fees billed for the years ended December 31, 2006 and 2005 were for the audits of our financial statements and reviews of our interim financial statements included in our annual and quarterly reports.
     Audit Related Fees. The aggregate fees filled for the year ended December 31, 2006 were for the audit services in connection with an acquisition.
     Tax Fees. There were no fees billed for the years ended December 31, 2006 and 2005 for professional services related to tax compliance, tax advice and tax planning.
     All Other Fees. None.
     The Audit Committee has considered whether the provision by KMJ | Corbin & Company LLP of the non-audit services described above is compatible with maintaining the independence of KMJ | Corbin & Company LLP. The Audit Committee believes that such non-audit services provided by KMJ | Corbin & Company LLP are compatible with maintaining KMJ | Corbin & Company LLP’s independence.
     We expect that representatives of KMJ | Corbin & Company LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to any appropriate questions from stockholders.
Audit Committee Report for the Year Ended December 31, 2006
     The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. Additionally, the Audit Committee has discussed with KMJ | Corbin & Company LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, Communications with Audit Committees, with respect to annual financial statements, and Statement of Auditing Standards No. 100, Interim Financial Information, with respect to quarterly financial statements. The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent registered public accounting firm such firm’s independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of permitted non-audit services to the Company is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee has also selected KMJ | Corbin & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

The Audit Committee:

Douglas C. MacLellan (Chair)
William M. Thompson, III, M.D.
Edward R. Arquilla, M.D., Ph.D.
EQUITY COMPENSATION PLAN INFORMATION
     The following provides information concerning compensation plans under which equity securities of the Company were authorized for issuance as of December 31, 2006:

	(a)	(b)	(c)
Number of
securities
remaining available
	Number of		for future
	securities to be		issuances under
	issued upon	Weighed-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in
Plan Category	and rights	and rights	Column (a))

Equity compensation plans approved by security holders	2,062,637 *	$4.01 *	366,251
Equity compensation plans not approved by security holders	2,627,992 *	$4.22 *	-0-

Total	4,690,629 *	$4.13 *	366,251

*	Adjusted for one-for-five reverse split effected on September 28, 2006

EXECUTIVE COMPENSATION AND OTHER INFORMATION

				Option	All other
		Salary	Bonus	Awards	Compensation	Total
Name & Principal Position	Year	($)	($)	($)(1)	($)	($)
Gary L Dreher, President & CEO	2006	$400,000	$10,000	$725,000	$19,119 (2)	$1,170,786
Akio Ariura, Chief Financial Officer(3)	2006	$59,971	—	$128,800	—	$188,771

(1)	The value of option awards included in this column represent the compensation costs recognized by the Company in fiscal year 2006 for option awards made in 2006 and in prior fiscal years calculated pursuant to SFAS No. 123(R). The values included within this column have not been, and may never be realized. The options might never be exercised and the value received by the executive officer, if any, will depend on the share price on the exercise date. The assumptions used by the Company with respect to the valuation of the option awards are set forth in the Notes to our Consolidated Financial Statements, which are included in our Form 10-KSB/A. There were no forfeitures during the year.

(2)	Mr. Dreher’s perquisites and other personal benefits include certain amounts for life insurance, car allowance and membership dues.

(3)	Mr. Ariura joined the Company as Chief Financial Officer on August 16, 2006. The amounts above reflect the compensation he earned from August 16, 2006 through December 31, 2006.
COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table shows the beneficial ownership of our shares of common stock as of June 30, 2007 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each of our directors and executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

	Number		Percentage
Name and Address(1)	of Shares		Owned
Gary L. Dreher	1,201,000	(2)	9.0%

Akio Ariura	90,000	(3)	*

William M. Thompson III, M.D.	202,000	(4)	1.6%
408 Town Square Lane Huntington Beach, CA 92648
Douglas C. MacLellan	285,000	(5)	2.2%
8324 Delgany Avenue Playa del Rey, CA 90293
Edward R. Arquilla, M.D., Ph.D.	112,000	(6)	0.8%
Department of Pathology University of California — Irvine Irvine, CA 92697
Minghui Jia	2,118,900	(7)	16.5%
Room 1502 15/F Wing on House 71 Des Voeux Road Central Hong Kong
Fang Zheng	2,118,900	(8)	16.5%
Room 1502 15/F Wing on House 71 Des Voeux Road Central Hong Kong
Jade Capital Group	1,248,900		9.9%
Room 1502 15/F Wing on House 71 Des Voeux Road Central Hong Kong
All Directors and Officers as a group (8 persons)	3,743,000		25.6%

*	Less than 1%.

(1)	Unless otherwise indicated, address is 2492 Walnut Avenue, Suite 100, Tustin, California, 92780.

(2)	Includes 70,000 shares of common stock issuable upon the exercise of options at $2.40 per share, 60,000 shares of common stock issuable upon the exercise of options at $2.85 per share, 50,000 shares of common stock issuable upon the exercise of options at $4.65 per share, per share, 49,000 shares of common stock issuable upon the exercise of options at $5.50 per share, 140,000 shares of common stock issuable upon the exercise of options at $6.15 per share, 60,000 shares of common stock issuable upon the exercise of options at $4.15 per share, 172,000 shares of common stock issuable upon the exercise of options at $4.06 per share and 200,000 shares of common stock issuable upon the exercise of options at $3.70 per share. Also includes 400,000 shares of common stock in voting trust for Chinese Universal Technologies Co. Ltd. of which Mr. Dreher serves as a voting co-trustee. Mr. Dreher disclaims beneficial ownership of these 400,000 shares.

(3)	Includes 40,000 shares of common stock issuable on exercise of options at $3.70 per share and 50,000 shares of common stock issuable upon the exercise of options at $4.06 per share.

(4)	Includes, 13,000 shares of common stock issuable upon the exercise of options at $2.40 per share, 30,000 shares of common stock issuable upon the exercise of options at $2.85 per share, 50,000 shares of common stock issuable upon exercise of options at $4.06 per share, 11,000 shares of common stock issuable upon the exercise of options at $4.65 per share, 8,000 shares of common stock issuable upon the exercise of options at $5.50 per share, 40,000 shares of common stock issuable upon the exercise of options at $6.15 per share and 50,000 shares of common stock issuable upon the exercise of options at $3.70 per share.

(5)	Includes 36,000 shares of common stock issuable upon the exercise of options at $2.85 per share, 90,000 shares of common stock issuable upon the exercise of options at $4.06 per share, 11,000 shares of common stock issuable upon the exercise of options at $4.65 per share, 8,000 shares of common stock issuable upon the exercise of options at $5.50 per share, 20,000 shares of common stock issuable upon the exercise of options at $6.15 per share and 120,000 shares of common stock issuable upon the exercise of options at $3.70 per share.

(6)	Includes, 13,000 shares of common stock issuable upon the exercise of options at $2.40 per share, 20,000 shares of common stock issuable upon the exercise of options at $2.85 per share, 20,000 shares of common stock issuable upon exercise of options at $4.06 per share, 11,000 shares of common stock issuable upon the exercise of options at $4.65 per share, 8,000 shares of common stock issuable upon the exercise of options at $5.50 per share, 20,000 shares of common stock issuable upon the exercise of options at $6.15 per share and 20,000 shares of common stock issuable upon the exercise of options at $3.70 per share.

(7)	Includes 1,298,900 shares held in the name of Jade Capital Group Limited of which Mr. Jia is a director and principal stockholder and options to purchase 220,000 shares of common stock exercisable at $2.95 per share.

(8)	Includes 1,298,900 shares held in the name of Jade Capital Group Limited of which Mr. Zheng is a director and principal stockholder and options to purchase 220,000 shares of common stock exercisable at $2.95 per share.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and those persons who beneficially own more than 10% of our outstanding shares of common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, we believe that during 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     On January 30, 2002, we granted Guangzhou A-Share Technology Co. Ltd., a People’s Republic of China corporation (“GAST”), the right to sell DR-70® kits in Taiwan and Hong Kong during the one year period ending January 31, 2003. GAST was formed by Jeanne Lai, a former voting trustee under the voting trust concerning 400,000 shares of our common stock held by Chinese Universal. Accordingly, GAST is considered a related party for financial reporting purposes. There are no minimum quantities or fixed payments required of either party to this agreement. An oral distribution arrangement for Taiwan and Hong Kong continues with Mercy Bio-Technology, Co., Ltd, a company related to GAST, based in Taiwan. Mercy Bio-Technology purchased DR-70® kits at a total cost of $4,465 and $5,875 during the years ended December 31, 2005 and 2006, respectively.
     On September 28, 2006, pursuant to the Stock Purchase and Sale Agreement dated May 12, 2006, we acquired 100% of the outstanding shares of Jade Pharmaceutical Inc. (“JPI”) from Jade Capital Group Limited (“Jade”). At December 31, 2006, we had a receivable of $147,106 due from Jade related to expenses paid by JPI on behalf of Jade.
     JPI has two wholly-owned subsidiaries, Yangbian Yiqiao Bio-Chemical Pharmacy Company Limited (“YYB”) and Jiangxi Jiezhong Bio-Chemical Pharmacy Company Limited (“JJB”). At December 31, 2006, we had a receivable of $14,510 due from certain former directors of YYB and JJB for advances. These advances are non-interest bearing and are due on demand.
PROPOSALS FOR THE NEXT ANNUAL MEETING
     Stockholder proposals intended to be presented in the proxy materials for the 2008 annual meeting of stockholders must be received by us at our principal office in Tustin, California no later than 120 days before the first anniversary of the release of proxy materials to stockholders for the 2007 Annual Meeting, which date will be September 7, 2007. Proposals must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.
     A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us also by June 8, 2008. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next annual meeting will not have discretionary authority to vote on the proposal. In addition, the proposal must contain the specific information required by our Bylaws, a copy of which may be obtained by writing to our Secretary.
ANNUAL REPORT
     Our 2006 annual report to stockholders has been mailed to stockholders concurrently with the mailing of this proxy statement, but is not incorporated into this proxy statement and is not to be considered to be a part of our proxy solicitation materials.
     Upon request, we will provide, without charge to each stockholder of record as of the record date specified on the first page of this proxy statement, a copy of our annual report on Form 10-KSB/A for the year ended December 31, 2006 as filed with the SEC. Any exhibits listed in the annual report on Form 10-KSB/A also will be furnished upon request at the actual expense that we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at the address set forth on the first page of this proxy statement.
OTHER MATTERS
     The board of directors knows of no matters, other than the proposals presented above, to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card enclosed with this proxy statement to vote the shares they represent as the board may recommend.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS
     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: Investor Relations, AMDL, Inc. 2492 Walnut Avenue, Suite 100, Tustin, California 92780; Telephone: (949) 505-4460. Any stockholder who wants to receive a separate copy of this proxy statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact AMDL at the address and phone number above.
INFORMATION ON AMDL’S WEB SITE
     Information on any AMDL web site or the web site of any subsidiary or affiliate of AMDL is not part of this document and you should not rely on that information in deciding whether to approve the proposals described in the proxy statement, unless that information is also in this document or in a document that is incorporated by reference in this document.

By order of the Board of Directors,

President and Chief Executive Officer
Tustin, California
July 11, 2007

Annex A
AMDL, Inc.
2007 Equity Incentive Plan
1. Purpose.
The purpose of the AMDL, Inc. 2007 Equity Incentive Plan (the “Plan”) is to strengthen AMDL, Inc., a Delaware corporation (the “Company”), by providing to employees, officers, directors, consultants and independent contractors of the Company or any of its Subsidiaries (as defined below) (including dealers, distributors, and other business entities or persons providing services on behalf of the Company or any of its Subsidiaries) added incentive for high levels of performance and unusual efforts to increase the earnings of the Company. The Plan seeks to accomplish this purpose by enabling specified persons to purchase shares of the Company’s common stock, $.001 par value, thereby increasing their proprietary interest in the Company’s success and encouraging them to remain in the employ or service of the Company.
2. Definitions.
     “Affiliate” means any Parent or Subsidiary of the Company, whether now or hereafter existing.
     “Board” means the Board of Directors of the Company.
     “Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the Compensation Committee of the Board, which shall administer the Plan and consist of a majority of Independent Directors.
     “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, including members of any advisory board constituted by the Company, or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.
     “Continuous Service” means, with respect to Employees, service with the Company or an Affiliate that is not interrupted or terminated. With respect to Directors or Consultants, Continuous Service means service with the Company, or a Parent or Subsidiary of the Company, whether as a Director or Consultant, that is not interrupted or terminated. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     “Director” means a member of the Board.
     “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
     “Eligible Recipient” means any Employee, Officer, Director or Consultant of the Company, or of a Parent or Subsidiary of the Company.
     “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended
     “Fair Market Value” means, as of any date, the value of the Ordinary Shares determined as follows: The fair market value per share of the Ordinary Shares as determined by the Committee in good faith. The Committee is authorized to make its determination as to the fair market value per share of the Ordinary Shares on the following basis: (i) if the Ordinary Shares are traded only otherwise than on a securities exchange and are not quoted on the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”), but are quoted on the bulletin board or in the “pink sheets” published by the National Daily Quotation Bureau, the greater of (a) the average of the mean between the average daily bid and average daily asked prices of the Ordinary Shares during the thirty (30) day period preceding the date of grant of an Option, as quoted on the bulletin board or in the “pink sheets” published by the National Daily Quotation Bureau, or (b) the mean between the average daily bid and average daily asked prices of the Ordinary Shares on the date of grant, as published on the bulletin board or in such “pink sheets;” (ii) if the Ordinary Shares are traded on a securities exchange or on the NASDAQ, the greater of (a) the average of the daily closing prices of the Ordinary Shares during the ten (10) trading days preceding the date of grant of an Option, or (b) the closing price of the Ordinary Shares on the last trading day preceding the date of grant of an Option; or (iii) if the Ordinary Shares are traded only otherwise than as described in (i) or (ii) above, or if the Ordinary Shares are not publicly traded, the value determined by the Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts.
     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     “Independent Director” means an independent director as defined in Section 121 of the American Stock Exchange Company Guide, or any successor rule, as in effect from time to time.
     “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     “Option” means a stock option granted pursuant to Section 6 of the Plan.
     “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
     “Ordinary Shares” means the shares of common stock, $.001 par value, of the Company.
     “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
     “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
     “Plan” means this 2007 Equity Incentive Plan, as amended from time to time.
     “Restricted Stock” shall mean a grant of Ordinary Shares pursuant to Section 7 of the Plan.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Stock Award” means any Option or grant of Restricted Stock governed by the Plan.
     “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     “Subsidiary” means (1) in the case of an Incentive Stock Option, a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (2) in the case of any other Stock Award, in addition to a subsidiary corporation as defined in clause (1), (A) a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies, whether through the Company’s ownership of voting securities, by contract or otherwise.
     “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3. Administration.
     (a) Administration by the Committee. This Plan shall be administered by the Committee. Any action of the Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Committee (to be documented by minutes), or (ii) the unanimous written consent of its members.

     (b) Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall have the authority to: (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein; (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (iii) determine the purchase price of the Shares covered by each Stock Award and the method of payment of such price, individuals to whom, and the time or times at which, Stock Awards shall be granted and exercisable and the number of Ordinary Shares covered by each Stock Award; (iv) determine the terms and provisions of the respective Stock Award Agreements (which need not be identical); (v) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan; and (vi) make all other determinations necessary or advisable to the administration of the Plan. Determinations of the Committee on matters referred to in this Section 3 shall be conclusive and binding on all parties howsoever concerned. With respect to Incentive Stock Options, the Committee shall administer the Plan in compliance with the provisions of Code Section 422 as the same may hereafter be amended from time to time. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Award.
     (c) Effect of the Committee’s Decision. All determinations, interpretations and constructions regarding the Plan or any Stock Award made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
4. Shares Subject to the Plan.
     (a) Share Reserve. Subject to the provisions of Section 13 relating to adjustments upon changes in Ordinary Shares, the number of Ordinary Shares that may be issued under the Plan shall not exceed 1,500,000 in the aggregate.
     (b) Reversion of Shares and Availability of Shares to the Share Reserve. If any Stock Award granted under the Plan or under any other equity incentive plan of the Company shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any Ordinary Shares issued to a Participant pursuant to a Stock Award granted under the Plan or under any other equity incentive plan of the Company are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting or exercise of such shares, then the Ordinary Shares not acquired under such Stock Award shall become available for issuance under the Plan, subject to the limitation in Section 4(a).
     (c) Source of Shares. The Ordinary Shares subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
5. Eligibility.
     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options and Restricted Stock awards may be granted to all Eligible Recipients. Within the foregoing limits, the Committee, from time to time, shall determine and designate persons to whom Stock Awards may be granted. All such designations shall be made in the absolute discretion of the Committee and shall not require the approval of the stockholders, except to the extent such approval is required pursuant to applicable securities laws or rules of an applicable securities exchange. In determining (i) the number of Ordinary Shares to be covered by each Stock Award, (ii) the purchase price for such Ordinary Shares and the method of payment of such price (subject to the other sections hereof), (iii) the individuals of the eligible class to whom Stock Awards shall be granted, (iv) the terms and provisions of the respective Stock Award Agreements, and (v) the times at which such Stock Awards shall be granted, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1. An individual who has been granted a Stock Award may be granted additional Stock Awards if the Committee shall so determine. No Stock Award shall be granted under the Plan after March 14, 2016 but Stock Awards granted before such date may be exercisable after such date.

     (b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Ordinary Shares at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
     (c) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions. Form S-8 generally is available to consultants and advisors only if (i) they are natural persons, (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent, and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.
     (d) Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its subsidiaries operate or have Employees, Officers, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which subsidiaries shall be covered by the Plan; (ii) determine which Employees, Officers, Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Stock Award granted to Employees, Officers, Directors or Consultants outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this subplan as appendices); provided, however, that no such subplans and/or modifications shall increase the number of Ordinary Shares reserved for issuance under the Plan as set forth in Section 4 of the Plan; and (v) take any action, before or after a Stock Award is granted, that it deems advisable to obtain approval or comply with any applicable foreign laws. If the terms of any Stock Award Agreement delivered to a foreign Participant conflict with the terms of this Plan, the terms of such Stock Award Agreement will control.
6. Option Provisions.
     Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Ordinary Shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:
     (a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
     (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
     (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of Nonstatutory Stock Options shall be not less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares subject to the Option on the date the Option is granted.
     (d) Consideration. The purchase price of Ordinary Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (A) by delivery to the Company of other Ordinary Shares, (B) according to a deferred payment or other similar arrangement with the Optionholder, subject to compliance with applicable state and federal securities laws, (C) pursuant to a cashless exercise program implemented by the Company in connection with the Plan, if any, or (D) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option Agreement, the purchase price of Ordinary Shares acquired pursuant to an Option that is paid by delivery to the Company of other Ordinary Shares acquired, directly or indirectly from the Company, shall be paid only by shares of the Ordinary Shares of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).
     In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.
     (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable only to the extent provided in the Option Agreement (subject to applicable securities laws). Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     (g) Vesting Generally. The total number of Ordinary Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of Ordinary Shares as to which an Option may be exercised.
     (h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3)

months following the termination of the Optionholder’s Continuous Service (or, except with respect to Incentive Stock Options, such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
     (i) Extension of Termination Date. Except with respect to Incentive Stock Options, an Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a), or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.
     (j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or, except with respect to Incentive Stock Options, such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of the Optionholder’s Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.
     (k) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement for exercising an outstanding Option following the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death (or, except with respect to Incentive Stock Options, such longer or shorter period specified in the Option Agreement) or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
     (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the Ordinary Shares subject to the Option prior to the full vesting of the Option. The early purchase of any unvested Ordinary Shares will be pursuant to an early exercise provision in the Option Agreement which may provide for a repurchase option in favor of the Company and other restrictions the Committee determines to be appropriate. Any repurchase option so provided for will be subject to the repurchase provisions set forth in Section 12(h) herein.
7. Provisions of Restricted Stock Awards.
     (a) Designation. Restricted Stock may be granted under the Plan. Restricted Stock may include a dividend equivalent right, as permitted by Section 13(a). After the Committee determines that it will offer Restricted Stock, it will advise the Participant in writing or electronically, by means of a Stock Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Ordinary Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of a Stock Award Agreement or as otherwise directed by the Committee. The term of each award of Restricted Stock shall be at the discretion of the Committee.

     (b) Restrictions. Subject to the performance criteria below, the Committee may impose such conditions or restrictions on the Restricted Stock granted pursuant to the Plan as it may determine advisable, including the achievement of specific performance goals, time based restrictions on vesting, or others. If the Committee has established performance goals, the Committee shall determine whether a Participant has satisfied the performance goals.
     (c) Performance Criteria. Restricted Stock granted pursuant to the Plan that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the attainment of performance goals relating to the Performance Criteria selected by the Committee and specified at the time such Restricted Stock is granted. For purposes of this Plan, “Performance Criteria” means any one criterion or multiple criteria for measuring performance selected by the Committee in its sole discretion, the measurement of which may be based upon Company, Subsidiary or business unit performance, or the individual performance of the Participant, either absolute or by relative comparison to other companies, other Participants or any other external measure of the selected criteria. Performance Criteria may include, without limitation, one or more of the following (as selected by the Committee): (1) cash flow; (2) earnings per share; (3) earnings before interest, taxes, and amortization; (4) return on equity; (5) total shareholder return; (6) share price performance; (7) return on capital; (8) return on assets or net assets; (9) revenue; (10) revenue growth; (11) earnings growth; (12) operating income; (13) operating profit; (14) profit margin; (15) return on operating revenue; (16) return on invested capital; (17) operating efficiency; or (18) productivity.
     (d) Transferability. Restricted Stock shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Committee shall determine in its discretion.
     (e) Vesting. Unless the Committee determines otherwise, the Stock Award Agreement shall provide for the forfeiture of the non-vested Ordinary Shares underlying Restricted Stock upon termination of a Participant’s Continuous Service. To the extent that the Participant purchased the Ordinary Shares granted under any such Restricted Stock award and any such Ordinary Shares remain non-vested at the time of termination of a Participant’s Continuous Service, the termination of Participant’s Continuous Service shall cause an immediate sale of such non-vested Ordinary Shares to the Company at the original price per share of Ordinary Shares paid by the Participant.
8. Change in Control. Upon a Change in Control, Stock Awards outstanding under the Plan may be subject to the following:
     (a) Assumption by Surviving Corporation. If a Change in Control of the Company occurs, then, to the extent permitted by applicable law, any surviving corporation may assume all Stock Awards outstanding under the Plan, or may substitute similar stock awards in lieu of such Stock Awards.
     (b) Acceleration of Vesting. Without limiting the authority of the Committee under any provision of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in a Stock Award Agreement at the time a Stock Award is granted, or at any time after the grant of a Stock Award, all Stock Awards that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable in accordance with their terms.

     (c) Cash Payment. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in Stock Award Agreement at the time a Stock Award is granted, or at any time after the grant of a Stock Award, and without the consent of any Participant affected thereby, may determine that:
          (i) Some or all Participants holding outstanding Stock Awards will receive, with respect to some or all of the Ordinary Shares subject to such Stock Awards (“Award Shares”), either (i) as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such Award Shares on the last business day prior to the effective date of such Change in Control over the exercise price per share of such Award Shares, (ii) immediately prior to such Change of Control, a number of Ordinary Shares having an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Award Shares as of the last business day prior to the effective date of such Change in Control over the exercise price per share of such Award Shares; or (iii) any combination of cash or Ordinary Shares with the amount of each component to be determined by the Committee not inconsistent with the foregoing clauses (i) and (ii), as proportionally adjusted; and
          (ii) Any Stock Awards which, as of the effective date of any such Change in Control, are “underwater” shall terminate as of the effective date of any such Change in Control. For purposes of this Section, a Stock Award will be deemed to be “underwater” at any time when the Fair Market Value of the Ordinary Shares is less than the exercise price of the Stock Award.
     (d) Limitation of Change in Control Payments. Notwithstanding anything in the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of a Stock Award as provided in subsection (b) above, or the payment of cash or Ordinary Shares in exchange for all or part of a Stock Award as provided in subsection (c) (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to this Section 8 will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, or provides that the Participant will have the discretion to determine which payments will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 8(d) will, to that extent, not apply.
9. Covenants of the Company.
     (a) Availability of Shares. During the time any Stock Award remains outstanding, the Company shall keep available at all times the number of Ordinary Shares required to satisfy such Stock Awards upon exercise thereof.

     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell Ordinary Shares upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Ordinary Shares issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Stock Awards unless and until such authority is obtained.
10. Use of Proceeds from Stock.
     Proceeds from the sale of Ordinary Shares pursuant to exercises of Stock Awards granted hereunder shall constitute general funds of the Company.
11. Effective Date of Plan.
     The Plan shall become effective as determined by the Board, but no Stock Awards shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
12. Miscellaneous.
     (a) Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the applicable Stock Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
     (b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to a Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to the applicable Stock Award Agreement.
     (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of an Officer or Director pursuant to the Bylaws of the Company or an Affiliate, and/or the provisions of any contract governing such services, and/or any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
     (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by any Option holder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
     (e) Maximum Award Amounts. In no event shall a Participant receive Stock Awards during any one (1) calendar year covering in the aggregate more than 300,000 Ordinary Shares.
     (f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Ordinary Shares under any Stock Award (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Ordinary Shares subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Ordinary Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Ordinary Shares upon the exercise or acquisition of Ordinary Shares under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Ordinary Shares.
     (g) Withholding Obligations. To the extent provided by the terms of the applicable Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Ordinary Shares under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold Ordinary Shares from the Ordinary Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Ordinary Shares under the Stock Award, provided, however, that no Ordinary Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law, or (iii) delivering to the Company owned and unencumbered Ordinary Shares.
     (h) Repurchase Provisions. The Company shall exercise any repurchase option specified in a Stock Award Agreement by giving the Participant written notice of intent to exercise the repurchase option. Payment may be cash or cancellation of purchase money indebtedness for the Ordinary Shares. The terms of any repurchase option shall be specified in the applicable Stock Award Agreement and may be either at Fair Market Value at the time of repurchase or at not less than the original purchase price.
     (i) Plan Unfunded. The Plan shall be unfunded. Except for the Board’s reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure satisfaction of any Stock Award.
13. Adjustments upon Changes in Stock.
     (a) Capitalization Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares of the Ordinary Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Ordinary Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Ordinary Shares occurs, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may, in its sole discretion, adjust the number and class of Ordinary Shares that may be delivered under the Plan and/or the number, class, and price of Ordinary Shares covered by each outstanding Stock Award.
     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent they have not been previously exercised, outstanding Stock Awards will terminate immediately prior to the consummation of such proposed action.
     (c) No Limitations. The grant of Options will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14. Amendment of the Plan and Stock Awards.
     (a) Amendment of Plan. The Committee at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in Ordinary Shares, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the applicable requirements of Section 422 or 162(m) of the Code and the Treasury Regulations thereunder, Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements. For purposes of clarity, any increase in the number of shares reserved for issuance hereunder in accordance with the provisions of Section 4(a) hereof shall not be deemed to be an amendment to the Plan.
     (b) Contemplated Amendments. It is expressly contemplated that the Committee may amend the Plan in any respect the Committee deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
     (c) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
15. Termination or Suspension of the Plan.
     (a) Plan Term. The Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is later. No Stock Award may be granted under the Plan while the Plan is suspended or after it is terminated.
     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.
16. Choice of Law.
     The law of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

AMDL, INC. PROXY
Solicited on behalf of the board of directors for the Annual Meeting to be held on September 7, 2007
     The undersigned, a stockholder of AMDL, Inc., a Delaware corporation, appoints Gary L. Dreher, his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of AMDL, Inc. to be held at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California 92614 on September 7, 2007, at 10:00 a.m. (local time), and any adjournment thereof, with respect to the following matters which are more fully explained in our proxy statement dated July 11, 2007 receipt of which is acknowledged by the undersigned:

ITEM 1:	ELECTION OF DIRECTORS.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

William M. Thompson, III, M.D., J.D.
Gary L. Dreher
Edward R. Arquilla, M.D., Ph.D.
Douglas C. MacLellan
Minghui Jia

ITEM 2:	APPROVAL OF 2007 EQUITY INCENTIVE PLAN

☐ FOR ☐ AGAINST ☐ ABSTAIN

ITEM 3:	APPROVAL OF STOCK ISSUANCE PROPOSAL

☐ FOR ☐ AGAINST ☐ ABSTAIN

ITEM 4:	RATIFICATION OF KMJ/CORBIN & COMPANY LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM

ITEM 5:	OTHER MATTERS. The board of directors at present knows of no other matters to be brought before the Special Meeting.
     This proxy, when properly executed, will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the board of directors and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Special Meeting.

DATED: _____________________, 2007

Signature of Stockholder

Signature of Stockholder if held jointly

PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY
Trustees, Guardians, Personal and other Representatives, please indicate full titles.
IMPORTANT: PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE
PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE MEETING ☐